SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

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[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[X]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          ASSET MANAGEMENT FUND, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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2)   Aggregate number of securities to which transaction applies:



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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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(SC14A-07/98)

                               [On AMF Letterhead]



August 31, 1999



Dear Shareholder:

As time moves forward, we all have experienced the dynamic changes affecting our various enterprises. Most often it is to our best interest to make changes that will carry us forward. To that end, the enclosed Proxy Statement and the accompanying Q&A explain in detail various changes which the Board of Directors has unanimously approved. The board is recommending that you read the enclosed materials carefully and vote FOR all proposals.

It is important to note that all portfolios will continue to limit their investments to those permissible without limitation for federal saving associations, national banks and federal credit unions under current applicable regulations.

I would like to ask that you please return your vote as soon as possible. If you would prefer, we can also receive your vote by fax at 312-214-4149. If you have any questions regarding the proxy or the Fund please feel free to call 800-527-3713. Your prompt attention is greatly appreciated.

Sincerely,

/s/ Rodger D. Shay

Rodger D. Shay
Chairman
Shay Assets Management, Inc.